EXHIBIT 99.1

Luther Burbank Corporation Reports 2018 First Quarter Earnings Per Common Share of $0.20

Quarterly Cash Dividend of $0.0575 Per Common Share Declared

SANTA ROSA, Calif., April 26, 2018 (GLOBE NEWSWIRE) -- Luther Burbank Corporation (NASDAQ:LBC) (the “Company”), the holding company for Luther Burbank Savings (the “Bank”), today reported net income available to common shareholders of $11.1 million, or $0.20 diluted earnings per common share (“EPS”), for the quarter ended March 31, 2018, compared to net income available to common shareholders of $12.3 million, or $0.29 EPS, for the quarter ended March 31, 2017. Pre-tax, pre-provision earnings and pro-forma EPS for the quarter ended March 31, 2018 were $16.8 million and $0.20, respectively, compared to $13.0 million and $0.18, respectively, for the same period last year.

Pre-tax, pre-provision earnings and pro-forma EPS, both non-GAAP financial measures, are presented because management believes these financial metrics provide stockholders with useful information for evaluating the profitability of the Company.  In addition, management believes it enhances the comparability of the Company’s financial results by eliminating the tax differences associated with the Company’s change in tax status from an S-corporation to a C-corporation.  The Company revoked its S-corporation status in December 2017.  A schedule reconciling our GAAP net income to pre-tax, pre-provision earnings and pro-forma EPS are provided in the tables below.

John G. Biggs, President and Chief Executive Officer, stated, “We are extremely pleased with our results in the first quarter after a successful initial public offering in December 2017. For the first time in our history, we’ve exceeded $6 billion in total assets fueled by strong growth in our loan and deposit portfolios.  In addition to our 6% growth in assets since year-end 2017, net interest income increased by over 13% compared to the same period last year and our efficiency ratio improved to 47%, which is one of the best efficiency ratios amongst our industry peers.”

Mr. Biggs continued, “Looking forward, I’m excited for the opening of our new branch in Bellevue, WA in mid-2018, as well as the recent announcement regarding the expansion of our construction lending operations.  These initiatives will further support our growth and financial objectives and will continue our expansion into key strategic markets.”

Board Declares Quarterly Cash Dividend of $0.0575 Per Share

On April 26, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.0575 per common share.  The dividend is payable on May 17, 2018 to shareholders of record as of May 7, 2018.

First Quarter Earnings Summary

Net interest income for the quarter ended March 31, 2018 totaled $30.5 million compared to $27.6 million for the previous quarter and $26.9 million for the same period last year. The increase in net interest income was primarily related to growth in the average balance of our loans outstanding compared to the previous quarter and the same period last year. Net interest margin for the quarter ended March 31, 2018 was 2.11%, compared to 2.05% for the previous quarter and 2.10% for the 2017 first quarter.

Noninterest Income

Noninterest income for the quarter ended March 31, 2018 totaled $1.0 million, compared to $1.5 million for the previous quarter and $882 thousand for the 2017 first quarter. The reduction of $469 thousand in noninterest income, or 31.4%, for the quarter ended March 31, 2018 compared to the linked quarter ended December 31, 2017, was attributable to a decrease of $341 thousand in other fee income related to mortgage servicing rights amortization. The increase of $143 thousand in noninterest income, or 16.2%, for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017, was primarily attributable to fair value losses incurred in connection with the discontinuation of our retail mortgage operations during the first quarter of 2017.

Noninterest Expense

Noninterest expense for the quarter ended March 31, 2018 totaled $14.7 million compared to $13.2 million for the previous quarter and $14.7 million for the 2017 first quarter.  The increase of $1.5 million, or 11.3%, for the quarter ended March 31, 2018 compared to the linked quarter ended December 31, 2017, was primarily attributable to an increase of $1.5 million in compensation and related benefits.

Balance Sheet Summary

Total assets at March 31, 2018 were $6.0 billion, an increase of $329.5 million from December 31, 2017. The increase was primarily due to a $284.9 million increase in loans and a $35.2 million increase in available for sale investment securities.

Loans

The multifamily residential (“MFR”) mortgage loan portfolio totaled $3.1 billion at March 31, 2018 compared to $2.9 billion at December 31, 2017 and represents 58.1% of the total loan portfolio. The yield on the MFR portfolio was 3.72% during the three months ended March 31, 2018, compared to 3.65% during the previous quarter and 3.45% during the same period last year.  For the quarter ended March 31, 2018, MFR loan originations and the corresponding weighted average coupon totaled $241.8 million and 4.29%, respectively, compared to $410.2 million and 3.87%, respectively, for the same period last year.  MFR loan originations were higher during the same period last year due to anticipated loan sales during 2017.  Prepayment speeds within the MFR loan portfolio were 4.6% and 15.7% during the quarters ended March 31, 2018 and 2017, respectively.

The single family residential mortgage loan portfolio totaled $2.1 billion at March 31, 2018 and December 31, 2017 and represents 38.9% of the total loan portfolio. The yield on the SFR portfolio was 3.35% during the three months ended March 31, 2018, compared to 3.29% during the previous quarter and 3.22% during the same period last year.  For the quarter ended March 31, 2018, residential loan originations and the corresponding weighted average coupon totaled $215.2 million and 4.29%, respectively, compared to $123.9 million and 3.96%, respectively, for the same period last year.  The fluctuation in SFR originations was primarily attributable to an increase in customer demand experienced during the current quarter compared to the same period last year.  Prepayment speeds within the SFR loan portfolio were 21.3% and 24.3% during the quarters ended March 31, 2018 and 2017, respectively.

Deposits

Deposits totaled $4.1 billion at March 31, 2018, an increase of $162.8 million from December 31, 2017. Retail deposits represented 89% of the growth, or $145.3 million, while wholesale deposits represented 11%, or $17.4 million.  Our cost of deposits was 1.19% during the quarter ended March 31, 2018 compared to 1.15% during the prior quarter and 0.96% during the same period last year.  The change in our cost of deposits was primarily related to increases in our time deposit portfolio, which rate increased to 1.44% during the current period due to competitive pressures.

Capital

Stockholders’ equity totaled $553.8 million, or 9.2% of total assets at March 31, 2018, an increase of $4.0 million from December 31, 2017, or an increase of 0.7%.  Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for bank regulatory purposes. At March 31, 2018, Tier 1 leverage, Common Equity Tier 1 risk based, Tier 1 risk-based and Total risk-based capital ratios were 11.90%, 19.44%, 19.44% and 20.39%, respectively for the Bank, and 10.57%, 15.55%, 17.27% and 18.22%, respectively for the Company. At March 31, 2018, the Company’s tangible stockholders' equity ratio was 9.13%.

Asset Quality

Non-performing loans, totaled $7.0 million, or 0.13% of total loans, at March 31, 2018, compared to $7.0 million, or 0.14% of total loans, at December 31, 2017.  There was not any real estate owned at March 31, 2018 or December 31, 2017.  For the quarter ended March 31, 2018, a $1.5 million loan loss provision was recorded compared to a $1.3 million provision in the prior quarter and a $309 thousand provision recorded in the first quarter of 2017.

About Luther Burbank Corporation

Luther Burbank Corporation is a publicly owned company traded on the NASDAQ Capital Market under the symbol “LBC.” The Company is headquartered in Santa Rosa, California with total assets of $6.0 billion, total loans of $5.3 billion and total deposits of $4.1 billion as of March 31, 2018. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California-chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing personal banking and business banking services. It offers consumers a host of highly competitive depository and mortgage products coupled with personalized attention. Business customers benefit from boutique-quality service along with access to products which meet their unique financial needs from the convenience of online and mobile banking, robust cash management solutions, and high-yield liquidity management products to multifamily and commercial lending. Currently operating in California, Oregon and Washington, from nine branches in California and nine lending offices located throughout the market area, Luther Burbank Savings is an equal housing lender. For additional information, please visit lutherburbanksavings.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words such as "anticipate," "believe," “continue,” "could," "estimate," "expect," “impact,” "intend," "seek," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases are generally intended to identify forward-looking statements.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”). The risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; the occurrence of significant natural or man-made disasters, including fires, earthquakes, and terrorist acts; our management of risks inherent in our real estate loan portfolio, and the risk of a prolonged downturn in the real estate market; our ability to achieve organic loan and deposit growth and the composition of such growth; the fiscal position of the U.S federal government and the soundness of other financial institutions; changes in consumer spending and savings habits; technological and social media changes; the laws and regulations applicable to our business; increased competition in the financial services industry; changes in the level of our nonperforming assets and charge-offs; our involvement from time to time in legal proceedings and examination and remedial actions by regulators; the composition of our management team and our ability to attract and retain key personnel; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems; and potential exposure to fraud, negligence, computer theft and cyber-crime.  The Company can give no assurance that any goal or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “pre-tax, pre-provision net earnings,”  “efficiency ratio,” “return on average tangible equity,” “proforma net income,” “proforma ratios,” "net tangible book value per share," “tangible assets,” “tangible stockholders’ equity” and “tangible stockholders’ equity to tangible assets,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons.  We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
	March 31, 2018 (unaudited)	March 31, 2017 (unaudited)	December 31, 2017
ASSETS
Cash and cash equivalents	$74,421	$75,719	$75,578
Available for sale investment securities, at fair value	538,440	466,564	503,288
Held to maturity investment securities, at amortized cost	12,237	7,267	6,921
Loans held-for-sale	—	47,844	—
Loans held-for-investment	5,326,409	4,729,359	5,041,547
Allowance for loan losses	(31,980)	(33,699)	(30,312)
Accrued interest receivable	16,137	13,174	14,901
Federal Home Loan Bank stock	33,023	32,910	27,733
Premises and equipment, net	21,862	23,785	22,452
Goodwill	3,297	3,297	3,297
Prepaid expenses and other assets	40,042	25,320	38,975

Total assets	$6,033,888	$5,391,540	$5,704,380

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$4,114,026	$3,620,642	$3,951,238
Federal Home Loan Bank advances	1,158,153	1,157,480	989,260
Junior subordinated deferrable interest debentures	61,857	61,857	61,857
Senior debt	94,195	94,061	94,161
Accrued interest payable	2,329	1,398	1,781
Other liabilities and accrued expenses	49,577	48,595	56,338

Total liabilities	5,480,137	4,984,033	5,154,635

Stockholders' equity:
Common stock, no par value; 100,000,000 shares authorized; 56,561,055 and 56,422,662 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	455,251	2,262	454,287
Retained earnings	105,750	410,143	102,459
Accumulated other comprehensive loss, net of taxes	(7,250)	(4,898)	(7,001)

Total stockholders' equity	553,751	407,507	549,745

Total liabilities and stockholders' equity	$6,033,888	$5,391,540	$5,704,380

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
(Dollars in thousands except per share data)
	For the Three Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
Interest income:
Interest and fees on loans	$46,563	$38,743	$42,477
Interest and dividends on investment securities	2,718	1,653	2,146
Total interest income	49,281	40,396	44,623
Interest expense:
Interest on deposits	11,932	8,314	11,285
Interest on FHLB advances	4,820	3,275	3,760
Interest on junior subordinated deferrable interest debentures	487	380	447
Interest on senior debt	1,577	1,577	1,577
Total interest expense	18,816	13,546	17,069
Net interest income before provision for loan losses	30,465	26,850	27,554
Provision for loan losses	1,500	309	1,250
Net interest income after provision for loan losses	28,965	26,541	26,304
Noninterest income:
Increase in cash surrender value of life insurance	53	49	48
Net loss on sale of loans	—	(163)	—
FHLB dividends	594	633	696
Other income	378	363	750
Total noninterest income	1,025	882	1,494
Noninterest expense:
Compensation and related benefits	9,619	10,197	8,140
Deposit insurance premium	432	398	404
Professional and regulatory fees	398	185	582
Occupancy	1,296	1,298	1,295
Depreciation and amortization	714	735	724
Data processing	788	790	789
Marketing	213	179	298
Other expenses	1,253	921	989
Total noninterest expense	14,713	14,703	13,221
Income before provision for income taxes	15,277	12,720	14,577
Provision for income taxes	4,175	425	(5,844)
Net income	$11,102	$12,295	$20,421
Basic earnings per common share	$0.20	$0.29	$0.45
Diluted earnings per common share	$0.20	$0.29	$0.45
Weighted average common shares outstanding - basic	56,190,970	42,000,000	45,667,516
Weighted average common shares outstanding - diluted	56,755,154	42,000,000	45,831,743

CONSOLIDATED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	As of or For the Three Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
PERFORMANCE RATIOS
Return on average:
Assets	0.76%	0.95%	1.50%
Stockholders' equity	7.98%	12.01%	17.97%
Tangible stockholders' equity	8.03%	12.11%	18.10%
Efficiency ratio	46.72%	53.02%	45.51%
Noninterest expense to average assets	1.01%	1.14%	0.97%
Loans to deposit ratio	129.47%	131.94%	127.59%
Average stockholders' equity to average assets	9.52%	7.92%	8.32%
Dividend payout ratio	54.59%	79.71%	230.64%
PRO FORMA (1)
Pro forma net income	$11,102	$7,378	$8,455
Pro forma diluted earnings per share	$0.20	$0.18	$0.18
Pro forma return on average:
Assets	0.76%	0.57%	0.62%
Stockholders' equity	7.98%	7.21%	7.44%
Tangible stockholders' equity	8.03%	7.27%	7.49%
YIELDS/ RATES
Yield on loans	3.61%	3.38%	3.53%
Yield on investments	1.85%	1.32%	1.57%
Yield on interest earning assets	3.42%	3.16%	3.31%
Cost of deposits	1.19%	0.96%	1.15%
Cost of borrowings	2.25%	1.69%	2.25%
Cost of interest bearing liabilities	1.44%	1.15%	1.38%
Net interest spread	1.98%	2.01%	1.93%
Net interest margin	2.11%	2.10%	2.05%
CAPITAL
Total equity to total assets	9.18%	7.56%	9.64%
Tangible stockholders' equity to tangible assets	9.13%	7.50%	9.58%
Book value per share	$9.79	$9.70	$9.74
Tangible book value per share	$9.73	$9.62	$9.68
Market value per share (period end)	$12.01	N/A	$12.04
AVERAGE BALANCES
Loans and loans held for sale	$5,165,366	$4,578,372	$4,818,654
Earning assets	$5,770,070	$5,111,903	$5,386,380
Total assets	$5,848,751	$5,172,186	$5,461,226
Deposits	$4,007,106	$3,467,449	$3,914,149
Total equity	$556,661	$409,451	$454,635
Tangible equity	$553,364	$406,154	$451,338

(1) See "Non-GAAP Reconciliation" table for reconciliation of Pro Forma Net Income and Ratios

CONSOLIDATED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands)
	As of or For the Three Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
ASSET QUALITY
Net recoveries	$168	$92	$78
Nonperforming loans	$6,961	$4,315	$7,037
Nonperforming assets	$6,961	$4,315	$7,037
Allowance for loan losses	$31,980	$33,699	$30,312
Annualized net recoveries to average loans	0.01%	0.01%	0.01%
Nonperforming loans to total loans	0.13%	0.09%	0.14%
Nonperforming assets to total assets	0.12%	0.08%	0.12%
Allowance for loan losses to loans held-for-investment	0.60%	0.71%	0.60%
Allowance for loan losses to nonperforming loans	459.42%	780.97%	430.75%
LOAN COMPOSITION
Multifamily residential	$3,094,033	$2,908,147	$2,903,947
Single family residential	$2,069,950	$1,756,633	$1,983,384
Commercial real estate	$125,756	$69,843	$112,711
Construction and land	$36,570	$42,530	$41,455
Non-mortgage	$100	$50	$50
DEPOSIT COMPOSITION
Non-interest bearing transaction accounts	$28,843	$14,490	$30,899
Interest bearing transaction accounts	$196,767	$197,729	$203,159
Money market deposit accounts	$1,489,718	$1,571,721	$1,474,498
Time deposits	$2,398,698	$1,836,702	$2,242,682

AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS (UNAUDITED)
(Dollars in thousands)
	For the Three Months Ended March 31,
	2018			2017
	Average Balance	Interest Inc / Exp	Average Yield/Rate	Average Balance	Interest Inc / Exp	Average Yield/Rate
Interest-Earning Assets
Multifamily residential	$3,000,059	$27,930	3.72%	$2,724,910	$23,490	3.45%
Single family residential	2,009,329	16,806	3.35%	1,755,119	14,118	3.22%
Commercial	117,559	1,463	4.98%	60,953	784	5.14%
Construction, land and NM	38,419	364	3.79%	37,390	351	3.76%
Total Loans (1)	5,165,366	46,563	3.61%	4,578,372	38,743	3.38%
Securities available-for-sale	524,119	2,383	1.82%	455,096	1,465	1.29%
Securities held-to-maturity (2)	10,544	89	3.38%	7,452	59	3.17%
Cash and cash equivalents	70,041	246	1.40%	70,983	129	0.73%
Total interest-earning assets	5,770,070	49,281	3.42%	5,111,903	40,396	3.16%
Noninterest-earning assets (3)	78,681			60,283
Total assets	$5,848,751			$5,172,186

Interest-Bearing Liabilities
Transaction accounts (4)	$224,674	$407	0.72%	$205,712	$350	0.68%
Money market demand accounts	1,507,614	3,314	0.88%	1,545,433	2,919	0.76%
Time deposits	2,274,818	8,211	1.44%	1,716,304	5,045	1.18%
Total deposits	4,007,106	11,932	1.19%	3,467,449	8,314	0.96%
FHLB advances	1,070,087	4,820	1.80%	1,084,904	3,275	1.21%
Senior debt	94,173	1,577	6.70%	94,037	1,577	6.71%
Junior subordinated debentures	61,857	487	3.15%	61,857	380	2.46%
Total interest-bearing liabilities	5,233,223	18,816	1.44%	4,708,247	13,546	1.15%
Noninterest-bearing liabilities	58,867			54,488
Total stockholders' equity	556,661			409,451
Total liabilities and stockholders' equity	$5,848,751			$5,172,186

Net interest spread (5)			1.98%			2.01%
Net interest income/margin (6)		$30,465	2.11%		$26,850	2.10%

(1)   Loan balance includes portfolio real estate loans, real estate loans held for sale and $100 thousand or less in non-mortgage loans. Non-accrual loans are included in total loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs. Net deferred loan cost amortization totals $2.3 million and $2.2 million for the three months ended March 31, 2018 and 2017, respectively.
(2)   Securities held to maturity include obligations of states and political subdivisions of $281 thousand and $298 thousand as of March 31, 2018 and 2017, respectively. Yields are not calculated on a tax equivalent basis.
(3)   Noninterest earning assets includes the allowance for loan losses.
(4)   Transaction accounts include both interest and non-interest bearing deposits.
(5)   Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)   Net interest margin is net interest income divided by total interest-earning assets.

NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands except per share data)
	For the Three Months Ended
	March 31, 2018	March 31, 2017	December 31, 2017
Pre-tax, pre-provision net earnings
Income before taxes	$15,277	$12,720	$14,577
Plus: Provision for loan losses	1,500	309	1,250
Pre-tax, pre-provision net earnings	$16,777	$13,029	$15,827
Efficiency Ratio
Noninterest expense (numerator)	$14,713	$14,703	$13,221

Net interest income	30,465	26,850	27,554
Noninterest income	1,025	882	1,494
Operating revenue (denominator)	$31,490	$27,732	$29,048
Efficiency ratio	46.72%	53.02%	45.51%
Return on Average Tangible Equity
Annualized net income (numerator)	$44,408	$49,180	$81,684

Average stockholders' equity	$556,661	$409,451	$454,635
Less: Average goodwill	(3,297)	(3,297)	(3,297)
Average tangible stockholders' equity (denominator)	$553,364	$406,154	$451,338
Return on Average Tangible Equity	8.03%	12.11%	18.10%
Pro Forma Net Income
Income before provision for income taxes	$15,277	$12,720	$14,577
Pro forma provision for income taxes (1)	4,175	5,342	6,122
Pro forma net income	$11,102	$7,378	$8,455
Pro Forma Ratios
Pro forma net income (numerator)	$11,102	$7,378	$8,455
Weighted average common shares outstanding - diluted (denominator)	56,755,154	42,000,000	45,831,743
Pro forma diluted earnings per share	$0.20	$0.18	$0.18

Annualized pro forma net income (numerator)	$44,408	$29,510	$33,819

Average assets (denominator)	$5,848,751	$5,172,186	$5,461,226
Pro forma return on average assets	0.76%	0.57%	0.62%

Average stockholders' equity (denominator)	$556,661	$409,451	$454,635
Pro forma return on average stockholders' equity	7.98%	7.21%	7.44%

Average tangible stockholders' equity (denominator)	$553,364	$406,154	$451,338
Pro forma return on average stockholders' equity	8.03%	7.27%	7.49%

(1) Prior to January 1, 2018, we calculate our pro forma net income, earnings per share, return on average assets, return on average equity and return on average tangible equity by adding back our franchise S Corporation tax to net income, and using a combined C Corporation effective tax rate for Federal and California income taxes of 42.0%. This calculation reflects only the change in our status as an S Corporation and does not give effect to any other transaction. For the three months ended March 31, 2018, our actual provision for income taxes is used for comparative purposes.

NON-GAAP RECONCILIATION
(Dollars in thousands except per share data)
	As of March 31, 2018 (unaudited)	As of March 31, 2017 (unaudited)	As of December 31, 2017
Net Tangible Book Value Per Share
Total Assets	$6,033,888	$5,391,540	$5,704,380
Less: Goodwill	(3,297)	(3,297)	(3,297)
Less: Total Liabilities	(5,480,137)	(4,984,033)	(5,154,635)
Net Tangible Book Value	$550,454	$404,210	$546,448
Period end shares outstanding	56,561,055	42,000,000	56,422,662
Net Tangible Book Value Per Share	$9.73	$9.62	$9.68
Tangible Assets
Total Assets	$6,033,888	$5,391,540	$5,704,380
Less: Goodwill	(3,297)	(3,297)	(3,297)
Tangible Assets	$6,030,591	$5,388,243	$5,701,083
Tangible Stockholders' Equity
Total Stockholders' Equity	$553,751	$407,507	$549,745
Less: Goodwill	(3,297)	(3,297)	(3,297)
Tangible Stockholders' Equity	$550,454	$404,210	$546,448
Tangible Stockholders' Equity to Tangible Assets
Tangible stockholders' equity (numerator)	$550,454	$404,210	$546,448
Tangible assets (denominator)	6,030,591	5,388,243	5,701,083
Tangible Stockholders' Equity to Tangible Assets	9.13%	7.50%	9.58%

Contact:	Mark A. Severson
Investor Relations
707-921-3655
investorrelations@lbsavings.com